Exhibit 5.1
February 3, 2009
Escalon Medical Corp.
435 Devon Park Drive, Building 100
Wayne, PA 19087

Re:	Escalon Medical Corp. (the “Company”) Registration Statement on Form S-3 1,150,000 Shares of Common Stock
Ladies and Gentlemen:
     We have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a registration statement on Form S-3 (the “Registration Statement”) relating to the offer and sale by the Company of up to 1,000,000 shares (the “Shares”) of common stock, $.001 par value, of the Company, and up to 150,000 shares (the “Warrant Shares”) of common stock issuable upon exercise of warrants (“Warrants”) issued to the purchasers of the Shares in connection with a private offering by the Company on November 20, 2008.
     As counsel to the Company, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company’s articles of incorporation and bylaws, each as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares and the Warrant Shares and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.
     Based upon the foregoing, it is our opinion that
     1. The Shares are duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.
     2. The Warrant Shares, when issued and paid for in accordance with the terms and conditions of the Warrants, will be duly authorized, legally and validly issued and outstanding and fully paid and nonassessable.
     The foregoing opinion is limited to the laws of the Commonwealth of Pennsylvania, and we do not express any opinion herein concerning any other law. We hereby consent to the use of our name under “Legal Matters” in the Prospectus filed as part of the Registration Statement.

Sincerely,
/s/ Duane Morris LLP